UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 28, 2012

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On November 28, 2012, KapStone Paper and Packaging Corporation (the “Company”) entered into a Second Amendment to Credit Agreement (“Second Amendment”) by and among KapStone Kraft Paper Corporation, as Borrower, the Company and certain of its subsidiaries, as Guarantors, the lenders who are a party thereto and Bank of America, N.A., as Administrative Agent, amending the Company’s Credit Agreement, dated as of October 31, 2011, as previously amended. The Second Amendment amends the definition of “Fixed Charge Coverage Ratio”, extends the Maturity Date from October 31, 2016 to November 28, 2017, and permits a one-time special cash dividend to be paid by the Company on or before December 31, 2012, in an aggregate amount not to exceed $100,000,000.

The foregoing summary does not purport to be a complete summary of the Second Amendment and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 8.01              Other Events

On November 28, 2012, the Board of Directors approved a special cash dividend of $2.00 per share (the “Special Dividend”) payable on December 20, 2012 to shareholders of record of the Company’s common stock at the close of business on December 10, 2012. The Company’s common stock will start trading on an ex-dividend basis beginning December 6, 2012 (the “Ex-Dividend Date”), in accordance with the New York Stock Exchange rules. Shareholders who sell their shares on or before the Ex-Dividend Date will also be selling their right to receive the Special Dividend. The aggregate amount of payments to be made in connection with the Special Dividend will be approximately $95.0 million.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

10.1        Second Amendment to Credit Agreement, dated as of November 28, 2012, by and among KapStone Kraft Paper Corporation, as Borrower, KapStone Paper and Packaging Corporation and certain of its subsidiaries, as Guarantors, the lenders who are a party thereto and Bank of America N.A., as Administrative Agent

99.1        Press release dated November 28, 2012 announcing Special Dividend.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2012

KAPSTONE PAPER AND PACKAGING CORPORATION

	By:	/s/ Andrea K. Tarbox
	Name:	Andrea K. Tarbox
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit
10.1

Second Amendment to Credit Agreement dated as of November 28, 2012 by and among KapStone Paper and Packaging Corporation, KapStone Kraft Paper Corporation, as Borrower, the subsidiaries of Borrower named therein, as Guarantors, the lenders named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

99.1	Press release dated November 28, 2012